As filed with the Securities and Exchange Commission on March 31, 2000.
                                                       Registration No._________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                      PARADISE MUSIC & ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

               Delaware 13-3906452 (State or other jurisdiction of
                     incorporation or organization) (I.R.S.
                          Employer Identification No.)

                               53 West 23rd Street
                               New York, NY 10010
                                 (212) 590-2100
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

            M. Jay Walkingshaw, President and Chief Operating Officer
                      Paradise Music & Entertainment, Inc.
                        53 West 23rd Street - 11th Floor
                               New York, NY 10010
                                 (212) 590-2100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             Walter M. Epstein, Esq.
                               Davis & Gilbert LLP
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 468-4911
                             -----------------------
Approximate date of commencement of proposed sale to the public: On such date as the selling stockholders shall elect to commence sales to the public following the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                          Proposed
                                                           maximum    Proposed maximum    Amount of
Title of each class of                 Amount to be    offering price     Aggregate      registration
securities to be registered             registered      per share(1)    offering price       fee
------------------------------------------------------------------------------------------------------
Common stock, par value
     $.01 per share                      3,068,422 (2)(3)   2.4688        $7,575,320        $1,515
======================================================================================================

(1) Based on the average of the high and low sale prices of the Common stock reported on the Nasdaq SmallCap Market on March 29, 2000 of $2.4688 per share, solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(2) Consists of common stock issuable upon conversion of certain subordinated notes and exercise of certain common stock purchase warrants.

(3) Includes shares of common stock underlying the warrants and convertible notes. Pursuant to Rule 416 of the Securities Act of 1933, as amended, the registrant is also registering such additional number of shares of the registrant's common stock that may become issuable as a result of any stock splits, stock dividends or anti-dilution provisions contained in the warrants and convertible notes.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

                      Paradise Music & Entertainment, Inc.
                                  Common Stock
                                3,068,422 Shares

      This is an offering of up to 3,068,422 shares by selling stockholders. All of the shares covered by this offering are shares which would be issued upon the exercise of options or warrants or by the conversion of convertible notes into shares. Selling shareholders may determine the prices at which they may sell such shares, which may be at market prices prevailing at the time of such sale or some other price. We will not receive any of the sale proceeds from the sale of any shares by the selling stockholders.

      Our shares currently trade on the Nasdaq Small Cap Market and on the Boston Stock Exchange. (Trading Symbols: Nasdaq Small Cap Market - PDSE; Boston Stock Exchange - PMU). On March 29, 2000 the last sale price on Nasdaq Small Cap was 2.4375 per share.

      Investing in our company involves a high degree of risk. You should purchase shares only if you can afford a complete loss. You should carefully read and review this prospectus including the "Risk Factors" beginning on page 5 before deciding whether to buy shares in this offering.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             Prospectus dated March 31, 2000

Principal Executive       Paradise Music & Entertainment, Inc.
Offices:                  53 West 23rd Street, 11th Floor
                          New York, NY 10010
                          (212) 590-2100

      There follows a summary of important information on our business and recent developments.

Our Business              We are a music and entertainment company focused on
                          supplying traditional and web-centric entertainment businesses with state-of-the art, film, video, digital and music-related products, services and content. Our products, content and services are offered through three operating groups, namely:

                          o  Paradise Film (including Straw Dogs and
                             Picture Vision)
                          o  Paradise Music (including Push Records,
                             Paradise Records, Rave and All Access)
                          o Paradise Digital Entertainment (including Paradise Digital Productions)

                          Our Company is led by industry veterans, Jesse Dylan and M. Jay Walkingshaw. Each of our operating companies is managed by well-known entertainment professionals.

                          Here are the highlights of our business groups:

                          Paradise Film Group is engaged in providing film and
                          -------------------
                          video production services for commercials, music videos, music television specials and support services for our Paradise Digital Entertainment and Paradise Music groups.

                          Straw Dogs employs a roster of well-known directors who produce television commercials. The directors each have expertise in one or more commercial categories. Straw Dogs has created and produced television commercials for numerous national advertisers including Nike, Coca-Cola, Pepsi, Reebok, Budweiser, Hallmark, 7-Up, General Motors, AT&T, Sprint, Chevrolet, McDonald's, Disney, American Express and Mountain Dew.

                          Picture Vision produces music videos and music television specials for numerous well-known musical artists. These artists include Whitney Houston, Madonna, Anita Baker, Ray Charles, Van Morrison, Rod Stewart, Reba McEntire, Billy Joel, Garth Brooks and Sting. Picture Vision also produces and directs music television specials and long-form musical video programs featuring artists including Billy Joel, Faith Hill, Janet Jackson, Anita Baker, Hall & Oates and Van Morrison. A recent special, "Garth Brooks
                          In the Life of Chris Gaines" was aired on NBC. Picture Vision has received numerous awards for its productions.

                          Both Straw Dogs and Picture Vision are paid on a contract fee basis with profitability based upon accurate budgeting and efficient operations. Paradise Film has assisted both our Paradise Music and Paradise Digital Entertainment groups in providing services required for those operations.

                          Paradise Music Group consists of niche-oriented music
                          --------------------
                          companies which produces and delivers

                          o  original musical content for programs
                             and movies (Rave)
                          o  records (Push and Paradise Records)
                          o  music for advertising (Rave)
                          o  music artist management (All Access)

                          Paradise and Push Records have produced records for sale to the public. We have partnered with V2 records in marketing and distributing a record for Blessid Union of Souls. We will seek to produce additional records with V2 in the future. We also have a distribution agreement with V2/BMG for the distribution of records. Push and Paradise Records also have licensing, marketing and distribution and joint venture agreements with independent record labels in a selected number of musical genres including:

                          o Trippin' N Rhythm/Hardcastle Records - Smooth Jazz, Urban/Adult Contemporary and Smooth Jazz/NAC
                          o  Jazzica - Smooth Jazz/NAC
                          o  Mesa/Bluemoon Records-Worldbeat, Jazz,
                             Pop/Rock, and Contemporary Jazz
                          o  Kinetic Records - dance/trance DJ compilations.

                           Rave produces music for commercials as well as original musical content for programs and movies. Rave's composers created the theme music, as well as the underscore, for Pokemon, the number one rated kids television series, the 2BA Master television series soundtrack album on Koch Records which was certified to be a gold album with sales of over 500,000 units, the score for the Warner Bros. feature film, Mewtwo Strikes Back and the score for the direct-to-video animated feature, Pikachu's Winter Vacation. Rave has also produced original compositions of advertising themes for clients such as Bounty Fabric Softener, Pringles and Jif Peanut Butter.

                           All Access provides comprehensive career management services for established, as well as up and coming, music industry talent. Its current clients include Daryl Hall & John Oates and Mosh Entertainment, LLC.

                           Paradise Music Group receives revenues from contract services, percentage shares and/or royalties from original musical scores and records and percentage fees for artist management.

                           Digital Entertainment Group was established in
                           ---------------------------
                           January, 2000 to apply our expertise in various aspects of traditional music and entertainment production towards the creation, production and delivery of Internet-related content for the digital and web-based entertainment markets. Digital Entertainment Group has production and strategic relationships with Eruptor Entertainment, Inc., an entertainment and leisure Internet destination site targeted at "Generation Y" males and WireBreak.com, a digital entertainment destination site utilizing a unique, highly-stylized synchronization of streaming, "made-for-the-web" video and interactive animation. We are in the process of producing and filming episodes two through six of the Jonni Nitro animated series, starring Olivia D'Abo, for Eruptor.com. Also, having developed and produced an original pilot of a "digital show" for WireBreak.com, Paradise Digital Productions has recently been engaged to produce up to 26 new episodes of the show. Additionally, Paradise Digital Productions has entered into an agreement with Yahoo! to produce and webcast the Yahoo Film Festival. Also, Paradise Digital Productions has entered into an alliance with Computer Associates International Inc., a leading provider of Internet software solutions, to combine their expertise in back-end software support with our content designed for the digital entertainment market. The first joint effort was the production and webcast of the Yahoo Film Festival in March.

Our concept of cross       We are able to offer a broader range of services
referrals and              than most other small independent companies in our
cross-services:            industry by the availability of cross-services
                           within the Paradise Film, Paradise Music and Digital
                           Entertainment groups. These services have been structured to foster more efficient business operations, lower costs and greater convenience to customers. We have also been developing new business opportunities through the interaction of our existing groups. This development has lead to the launch of the Digital Entertainment Group which was greatly assisted through the use of the resources provided by Paradise Film and Paradise Music groups.

Our Growth Strategy        We have adopted a strategic plan to significantly
                           expand Paradise. Our growth strategy focuses on three initiatives:

                           o Fostering internal growth. We intend to internally grow our groups and their operating units by expansion of their existing operations through the addition of key talent including directors, recording artists, composers and other individuals and the addition of other products and services.

                           o Acquisition of complementary businesses. The industries in which we are active are fragmented and populated by many smaller organizations which can benefit from the infrastructure and breadth of our operations. Consequently we believe that we can structure attractive acquisition opportunities. We are currently engaged in identifying such opportunities and are in discussions with a number of companies to execute this strategy. Our most recent acquisition was Mesa/Bluemoon Records.

                           o Leveraging our core competencies. We plan to accomplish leveraging of existing groups into related business areas such as digital media and other distribution avenues. Our traditional competencies in the film and music industries provide the foundation for our introduction into the digital entertainment industry. We have used our existing talents to build our Digital Entertainment Group and to enter into agreements to provide video production services for content displayed over the Internet and broadband and to provide packaging of music content and information for distribution over the Internet and broadband.

Recent Developments:       Since the beginning of 1999 we have undergone a
                           substantive restructuring, including the addition of key management personnel, securing additional financial resources, and the acquisition of Straw
                           Dogs, Inc.

                           On March 7, 2000, we entered into a $3,000,000 private convertible subordinated note financing with BayStar Capital, L.P. and BayStar International, Ltd. The financing was made in the form of Paradise Senior Subordinated Convertible Notes, convertible at $2.375 per share, plus five year warrants to purchase an additional 631,579 shares at an initial price of $2.61 per share. In connection with this financing transaction, we executed a Securities Purchase Agreement, a Registration Rights Agreement, and a Note and a Warrant Agreement with each Buyer.

                            We changed our fiscal year of June 30 to a calendar year, ending December 31. The report covering the transition period was filed on March 30, 2000 on Form 10-KSB.

                            On January 11, 2000, Brian Doyle, John Loeffler and Jon Small resigned as members of the Board to devote their full time effort to their core operations. The Board elected Robert A. Buziak as a Director of the company on the same date. The current Board consists of Robert A. Buziak, Jesse Dylan, Thomas J. Edelman, Richard J. Flynn, and Jeffrey Rosen. We entered into a consulting agreement with Robert Buziak under which he will provide business advice, in addition to his services as a director, for the period January 26, 2000 through January 25, 2001. Mr. Buziak received 25,000 two year vested warrants to purchase shares of common stock at $5.00 per share as compensation for his consulting services.


                                  RISK FACTORS

      You should carefully consider the following risk factors, among others, before deciding to invest in our company.

Our history involves               Since our inception in 1996, we have not
substantial losses which are       operated profitably and we cannot assure
continuing.                        you when, if ever, we will become
                                   profitable. We have expended substantial capital to cover our operating losses.

We will need to raise more         We will have to raise additional financing
money in the future.               in order to support our business and
                                   acquisition plans. If we cannot get more capital, we will have to curtail some of our plans. We cannot assure you that we will be able to obtain more capital. We also do not know if the terms requested by future financing sources will be acceptable to us.

All of our businesses compete      In all of our business areas, we compete
with substantially larger and      with more established and better financed
better financed companies.         companies.  We are also at a significant
                                   disadvantage to many of our competitors in attracting key talent.

Some of our businesses are         Our artist management business and our
significantly dependent on         record label business have relationships
establishing and maintaining       with a limited number of artists.  It is
relationships with independent     difficult to secure these relationships.
artists.                           Once they have been secured we depend on
                                   the success of these artists, which success cannot be predicted, in order to realize revenues.

Our acquisition and joint          Our acquisition and joint venture programs
venture program has only           are still in an early stage.  There can be
recently started.                  no assurance that the acquisitions and
                                   joint ventures made to date will be
                                   successful. It will be difficult to fund and finance acquisitions unless we raise more money or are able to issue stock for such acquisitions. Even if we complete acquisitions, we cannot be sure that these acquisitions will benefit our operations.

Our Digital Entertainment Group    We have limited experience in digital
only recently commenced            communications  and could suffer substantial
operations and is subject to       losses. Our success will depend upon many
significant risks.                 factors, including, implementing our
                                   business strategy, responding to
                                   technological and competitive developments and the continued growth in the use of the Internet. The market for music and entertainment over the Internet may not become more accepted and widespread for a number of reasons, including uncertainty regarding intellectual property ownership.

Each of our businesses are         Approximately $2,204,000 and $5,340,000 of
dependent upon large customers     television and film production revenues for
                                   the six months ended December 31, 1999 and fiscal year ended June 30, 1999, respectively, were derived from one and four customers, respectively.

                                   Approximately $2,599,000 of recorded music and artists management revenues for the six months ended December 31, 1999 was derived from three customers.

No dividends have been paid.       We have never declared or paid a cash
                                   dividend and we do not expect to have
                                   available cash with which to pay cash
                                   dividends in the foreseeable future. If we have available cash, it is our policy to invest it in the business.

A large block of previously        Owners of large blocks of shares which were
restricted shares can be sold      previously restricted can be sold  at this
at this time and could lower       time. The sale of a large number of these
the price of our shares.           shares could lower the price of our shares
                                   or make it harder to attract new investors.

We must continue to deal with      Our computer systems or software products
Year 2000 Compliance Issues.       of our suppliers or customers may not
                                   accept input of, store, manipulate and output dates in the year 2000 or thereafter without error or interruption. While we have not experienced any Year 2000 problems with our computer systems, we cannot guarantee that a Year 2000 problem will not harm our business in the future.

                    Special Note Regarding Forward-Looking Statements

      Some of the statements contained in this prospectus, including information incorporated by reference, discuss future expectations, contain projections of future results of operations or financial condition or provide other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that may cause actual results to differ from projections include the risk factors set forth above.

WE HAVE INCORPORATED INFORMATION BY REFERENCE TO OUR OTHER SEC FILINGS; YOU CAN OBTAIN MORE INFORMATION FROM US OR THE SEC

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information.

      We incorporate by reference the following documents filed by us with the
SEC:

o Our Transition Report on Form 10-KSB for the period of July 1, 1999 to December 31, 1999.

o Our Annual Report on Form 10-KSB for the year ended June 30, 1999 filed with the SEC on September 28, 1999.

o Our Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999 filed with the SEC on November 12, 1999.

o     Our proxy statement on Form 14A filed with the SEC on November 10, 1999.

o     Our current report on Form 8-K filed with the SEC on January 13, 2000.

o     Our current report on Form 8-K/A filed with the SEC on February 10, 2000.

o     Our current report on Form 8-K filed with the SEC on February 14, 2000.

o All documents and reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities which may be offered hereby have been sold or which deregisters all securities then remaining unsold.

      At your request, we will provide you, without charge, with a copy of any information incorporated by reference in this prospectus. If you want more information, write or call us at:

                              Paradise Music & Entertainment
                             53 West 23rd Street, 11th Floor
                                 New York, New York 1010
                                      (212) 590-2100
                                 Attn: M. Jay Walkingshaw

      We have filed a registration statement on Form S-3, which includes this prospectus covering this offering, with the Securities and Exchange Commission. This prospectus does not contain all the information included in the registration statement. You can request a copy of the registration statement and the exhibits from us to get a more complete description of our company and this offering. We have provided our address and telephone number if you wish to obtain free copies of the registration statement and exhibits.

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington D.C., New York, New York and Chicago, Illinois. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http\\www.sec.gov. The registration statement, of which this prospectus forms a part, including all exhibits, has been filed in electronic form with the SEC through EDGAR.

                              SELLING STOCKHOLDERS

      The following table sets forth

      o The number of shares underlying the convertible notes, warrants or options held by each selling stockholder,

      o The number of shares that may be offered for sale under this prospectus, and

      o The amount of shares that will be owned by each selling stockholder after the sale of all of the shares offered by this prospectus.

None of the selling shareholders has had any position, office or other material relationship with us within the past three years other than as a result of the ownership of our shares or other securities of ours (other than Burton Goldstein & Co., LLC and Codikow Carroll Guido & Groffman, LLP as consultants, Marco Brambilla as a production director at Straw Dogs and Jay Moloney as our former President before his death). The information included below is based on information provided by the selling stockholders. The table has been prepared on the assumption that all shares of common stock offered hereby will be sold.

                                                                         Shares
                                 Shares Underlying                       Owned
Name                             Convertible Notes          Shares       After
                               Warrants and Options(1)      Offered     Offering
----                           -----------------------      -------     --------

BayStar Capital, L.P.(2)           1,578,948              1,578,948          0
BayStar International Ltd. (2)       789,474                789,474          0
Marco Brambilla (3)                  250,000                250,000          0
Burton Goldstein & Co., LLC (4)      125,000                125,000          0
Estate of Jay Moloney (5)            225,000                225,000          0
Codikow Carroll Guido &
Groffman, LLP (6)                    100,000                100,000          0

--------
(1) Jesse Dylan and Craig Rodgers, respectively, who had registration rights covering 1,441,000 shares in the aggregate, have waived their rights to be included in this Registration Statement.

(2) The number of shares includes the number of shares of common stock issuable to BayStar Capital and BayStar International upon exercise of warrants and conversion of convertible subordinated notes. 421,053 and 842,105 shares are issuable to BayStar Capital upon exercise of warrants and conversion of convertible subordinated notes, respectively, based on an exercise price of $2.61 and a converstion price of $2.375. 210,526 and 421,053 shares are issuable to BayStar International upon exercise of warrants and conversion of convertible subordinated notes, respectively. The foregoing exercise and conversion prices are subject to certain adjustments as set forth in the respective instruments.

(3) Represents the number of shares of common stock issuable upon exercise of currently exercisable warrants which expire December 15, 2005. The exercise price is $5.81.

(4) Represents the number of shares of stock issuable upon exercise of currently exercisable warrants which expire January 19, 2002. The exercise prices are as follows: 50,000 shares at $4.00; 25,000 shares at $5.00; 25,000 shares at $6.00; and 25,000 shares at $8.00.

(5) Represents the number of shares of common stock issuable upon exercise of currently exercisable options which expire July 31, 2000. The exercise price is $3.00 per share for 100,000 shares and $4.50 per share for 125,000 shares.

(6) Represents the number of shares of stock issuable upon exercise of currently exercisable warrants which expire April 7, 2002. The exercise price is $6.19.

                              PLAN OF DISTRIBUTION

      The shares are being registered in order to facilitate their sale from time to time by the selling stockholders, or by their transferees or other successors, as market conditions may permit. The selling stockholders have not entered into any underwriting arrangements. We are unable to predict when, if at all, any of the selling stockholders will sell the shares, as sales will be made solely at the discretion of each selling stockholder. The sale of the shares by the selling stockholders and/or their transferees or other successors may be effected in one or more transactions that may take place on the Nasdaq Small Cap Market, the over-the-counter market, privately negotiated transactions, through sales to one or more dealers for resale of the shares as principals or other types of transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or such other price as the selling stockholders determine from time to time. The shares may be sold by one or more of the following methods (as well as others):

      o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

      o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

      o face-to-face transactions between sellers and purchasers without a broker-dealer.

      In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. They may receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale. The selling stockholders and brokers and dealers engaged by them and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

      We have agreed to pay the filing fees, costs and expenses associated with the registration statement exclusive of fees of counsel to the selling stockholders other than BayStar, but inclusive of fees relating to compliance with any state blue sky requirements.

      We have agreed to indemnify the selling stockholders, or their transferees or successors against certain liabilities, including liabilities under the Securities Act.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Section 145 of the General Corporation Law of Delaware grants each Delaware corporation the power to indemnify its officers, directors, employees and agents against liabilities arising out of any action or proceeding to which any of them is a party by reason of being such officer, director, employee or agent. Our certificate of incorporation provides for the indemnification of our officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the company pursuant to the provisions of Delaware law and our certificate of incorporation, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

      The validity of the shares offered in this prospectus is being passed upon for us by Davis & Gilbert LLP, 1740 Broadway, New York, New York, 10019. Walter
M. Epstein, Esq., a member of the firm, owns 49,658 shares of common stock and Davis & Gilbert LLP owns 18,471 shares of common stock.

                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited the financial statements in our Transition Report at December 31, 1999 and for the period July 1, 1999 to December 31, 1999 as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this Registration Statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

      The consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 1999 and 1998 incorporated by reference in this prospectus have been incorporated herein in reliance on the report of Rothstein, Kass & Company, P.C., independent accountant, given on the authority of that firm as experts in auditing and accounting.

================================================================================
Until ________, 2000, all dealers that
effect transactions in these securities
may be required to deliver a prospectus.

We have not  authorized any person to                3,068,422 Shares
give any  information  or to make any
representations   other   than  those
contained  in  this  prospectus.  You
must  not rely  upon any  information
or  representation  not  contained or                 PARADISE MUSIC
incorporated  by  reference  in  this                       &
prospectus  as if we  had  authorized                 ENTERTAINMENT,
it.  If  any   person   does  make  a                      INC.
statement  that  differs from what is
in this  prospectus,  you  should not
rely  on  it.  This  prospectus  does
not  constitute an offer to sell or a
solicitation  of an  offer to buy any                  Common stock
securities  other than the securities
to which  they  relate  nor does this
prospectus  constitute  an  offer  to                _______________
sell or the  solicitation of an offer
to buy  securities  in any  state  or                   PROSPECTUS
other  jurisdiction  to any person to                _______________
whom  it is  unlawful  to  make  such
offer   or   solicitation   in   such
jurisdiction.     The     information                March 31, 2000
contained  in  this   prospectus   is
accurate   as  of  the  date  of  its
cover.    When   we   deliver    this
prospectus  or  make a sale  pursuant
to  this   prospectus,   we  are  not
implying  that  the   information  is
current   as  of  the   date  of  the
delivery of the sale.


    ----------------------------
          TABLE OF CONTENTS

                                  Page

Prospectus Summary ................2
Risk Factors ......................5
Selling Stockholders ..............8
Plan of Distribution ..............9
Disclosure of Commission Position on
 Indemnification For Securities Act
 Liabilities.......................9
Legal Matters .....................10
Experts............................10

================================================================================

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

        The company will bear no expenses in connection with any sale or other distribution by the selling stockholders of the shares being registered other than the expenses of preparation and distribution of this registration statement and the prospectus included in this registration statement. Such expenses are set forth in the following table. All of the amounts are estimates except the Securities and Exchange Commission filing fee.

Item 14.    Other Expenses of Issuance and Distribution.
            --------------------------------------------

            SEC registration fee .....................$1,515
            Accounting fees and expenses..............$2,500
            Legal fees and expenses..................$20,000
            Printing expenses.........................$3,000
            Miscellaneous.............................$2,985

               Total.................................$30,000

-----------
Item 15.          Indemnification of Directors and Officers.

        Under Section 145 of the Delaware General Corporation Law (the "DGCL"), the company has broad powers to indemnify its directors, officers and other employees. This section (i) provides that the provisions of the DGCL relating to the statutory indemnification and advancement of expenses are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (ii) establishes procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the stockholders or directors or an agreement providing for indemnification and advancement of expenses, (iii) applies a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the company, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, and (iv) permits the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification or to the extent the expenses advanced exceed the indemnification to which the director or officer is entitled. Section 145(g) the DGCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted.

        As permitted by Section 145(e) of the DGCL, the company's by-laws provide that the company shall indemnify its officers and directors, as such, to the fullest extent permitted by applicable law, and that expenses reasonably incurred by any such officer or director in connection with a threatened or actual action or proceeding shall be advanced or promptly reimbursed by the company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if and to the extent that it is ultimately determined that such officer or director is not entitled to indemnification.

        Article Seventh of the company's certificate of incorporation provides that no director of the company shall be held personally liable to the company or its stockholders for damage for any breach of duty in his capacity as a director unless a judgment or other final adjudication adverse to him establishes that (1) he breached his duty of loyalty to the company or its stockholders, or (2) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (3) he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (4) his acts violated Section 174 of the DGCL.

        The company's by-laws provide that the company will indemnify its directors, officers and employees against judgments, fines, amounts paid in settlement and reasonable expenses.

        The company has obtained and intends to maintain in effect liability insurance for the benefit of its directors and officers.

Item 16.    Exhibits.

Exhibit     Description
-------     -----------

  1         Not Applicable

  2         Not Applicable

  4 Instruments defining the rights of security holders, including indentures:

            (A) Certificate of Incorporation, as amended (Incorporated by reference to the company's registration statement on Form SB-2 (File No: 333-13941) effective January 22, 1997).

            (B) By-Laws (Incorporated by reference to the company's registration statement on Form SB-2 (File No: 333-13941) effective January 22, 1997).

            (C) Specimen Common stock certificate (Incorporated by reference to the company's registration statement on Form SB-2 (File No:
                  333-13941) effective January 22, 1997).

          * (D) Form of Common Stock Purchase Warrant issued to BayStar Capital, L.P. and BayStar International Ltd., respectively.

          * (E) Form of 9% Senior Subordinated Convertible Note issued to BayStar Capital, L.P. and BayStar International Ltd., respectively.

  5       * Opinion of Davis & Gilbert LLP

  8         Not Applicable

  15        Not Applicable

  23.1    * Consent of Ernst & Young LLP

  23.2    * Consent of Rothstein, Kass & Company, P.C.

  23.3 * Consent of Davis & Gilbert LLP (included in the opinion filed as Exhibit No. 5)

  24        Reference is made to the signature page

  25        Not Applicable

  26        Not Applicable

  27        Not Applicable

--------------
* Filed herewith

Item 17.    Undertakings.

      (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any additional or changed material information with respect to the plan of distribution:

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

      (2) That, for the purpose of determining any liability under the Securities Act, the undersigned will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company, pursuant to the provisions described in Item 15 above, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d)  The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

                                        SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on March 31, 2000.

                                       PARADISE MUSIC & ENTERTAINMENT, INC.


                                       By /s/ M. Jay Walkingshaw
                                         -----------------------------------
                                          M. Jay Walkingshaw
                                          President and Chief Operating Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENT, that each whose signature appears below hereby severally constitutes and appoints Jesse Dylan and M. Jay Walkingshaw and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                              Date
---------                           -----                              ----


/s/ JESSE DYLAN                     Chairman of the Board,       March 31, 2000
------------------------            Chief Executive Officer
Jesse Dylan                         and Director


/s/  M. JAY WALKINGSHAW.            President and Chief          March 31, 2000
------------------------------      Operating Officer
M. Jay Walkingshaw


/s/ RICHARD FLYNN                   Chief Financial Officer,     March 31, 2000
------------------------------      Treasurer, Secretary
Richard Flynn                       and Director

/s/ ROBERT BUZIAK                   Director                     March 31, 2000
------------------------
Robert Buziak


/s/ THOMAS J. EDELMAN               Director                     March 31, 2000
-----------------------------
Thomas J. Edelman


/s/ JEFFREY ROSEN                   Director                     March 31, 2000
------------------------------
Jeffrey Rosen